Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196154 on Form S-8 pertaining to KonaRed Corporation’s Flexible Stock Option Plan, of our report dated April 10, 2015, relating to KonaRed Corporation’s financial statements appearing in Form 10-K for the year ended December 31, 2014.

/s/ M&K CPAS, PLLC

Houston, Texas
April 10, 2015